Exhibit n.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated September 23, 2014 on our audit of the Senior Securities Table of Newtek Business Services, Inc. and Subsidiaries for the years ended December 31, 2012, 2011, 2010 and 2009 appearing in the Preliminary Prospectus, which is part of this Registration Statement on Form N-2.

We also consent to the reference to us under the caption “Senior Securities” and “Selected Consolidated Financial and Other Data” in this Registration Statement on Form N-2.

/s/ CohnReznick LLP

Jericho, New York

July 7, 2016